Exhibit 3.14

DELUXE MANUFACTURING OPERATIONS, INC.

BYLAWS

MAY 23, 2005

ii

iii

BYLAWS

OF

DELUXE MANUFACTURING OPERATIONS, INC.

A MINNESOTA CORPORATION

(Adopted by the Board of Directors on May 23, 2005)

Article 1. Shareholder Meetings

1.1 Regular Meetings.

(a) Regular meetings of the shareholders may be held on an annual or other less frequent basis but need not be held unless required by the Minnesota Business Corporation Act.

(b) Except as provided otherwise by the Minnesota Business Corporation Act, regular meetings of the shareholders shall be held at such place, within or without the state of Minnesota, on such date and at such time as the board of directors may determine.

(c) At each regular meeting of shareholders, the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and shall transact such other business as may properly come before them.

1.2 Special Meetings.

(a) Special meetings of the shareholders may be called for any purpose or purposes at any time by the board of directors, the chief executive officer or any other person specifically authorized under the MBCA to call special meetings.

(b) Except as provided otherwise by the Minnesota Business Corporation Act, special meetings of the shareholders shall be held at such place, within or without the state of Minnesota, on such date and at such time as the person calling such meeting may determine.

(c) The business transacted at a special meeting shall be limited to the purpose or purposes stated in the notice of the meeting.

1.3 Quorum, Adjourned Meetings. The holders of a majority of the voting power of the shares entitled to vote at the meeting shall constitute a quorum for the transaction of business at any regular or special meeting. Whether or not a quorum is present at a meeting, the chairperson of the meeting may adjourn the meeting from time to time without notice other than announcement at the time of adjournment of the date, time and place of the adjourned meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment even though the withdrawal of a number of shareholders originally present leaves less than the proportion otherwise required for a quorum.

1.4 Voting.

(a) At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy.

(b) Unless otherwise provided in the articles of incorporation, a shareholder shall have one vote for each share held.

(c) Except for the election of directors, which is governed by Section 1.4(d), the shareholders shall take action by the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares present and entitled to vote on that item of business or (ii) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, except to the extent that the articles of incorporation or the Minnesota Business Corporation Act may require a larger proportion or number of shares.

(d) Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present.

1.5 Record Date. The board of directors may fix, or authorize an officer to fix, a date, not more than 60 days before the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and entitled to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed.

1.6 Notice of Meetings. Notice of all meetings of shareholders shall be given to each holder of shares entitled to vote at the meeting, except as otherwise provided in Section 1.3 with respect to an adjourned meeting and as otherwise provided by the Minnesota Business Corporation Act or the articles of the corporation. Such notice shall be given at least five days before the date of the meeting and shall contain the date, time and place of the meeting (or, if determined by the Board of Directors, the means of any remote communication to be used, or permitted to be used, for the meeting). Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purposes stated in the notice.

1.7 Waiver of Notice. Notice of any meeting may be waived by any shareholder either before, at or after such meeting, and either orally or in a writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. Attendance by a shareholder at a meeting is a waiver of notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

1.8 Written Action. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action in the manner provided for in the articles of incorporation. The written action is effective when it has been signed, or consented to by authenticated electronic communication, by the required shareholders, unless a different effective time is provided in the written actions. When written action is permitted to be taken by less than all shareholders, shareholders must be notified of such action in accordance with the Minnesota Business Corporation Act.

1.9 Chairperson; Secretary. The following people shall preside over any meeting of the shareholders: the chairperson of the board of directors, if any, or, in the chairperson’s absence, the vice chairperson of the board of directors, if any, or in the vice chairperson’s absence, the chief executive officer, or, in the absence of all of the foregoing persons, a chairperson designated by the board of directors, or, in the absence of a chairperson designated by the board of directors, a chairperson chosen by the shareholders at the meeting. In the absence of the secretary and any assistant secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

1.10 Rules of Conduct. The board of directors may adopt such rules, regulations and procedures for the conduct of any meeting of the shareholders as it deems appropriate. Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the board of directors, the chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the chairperson of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, ones that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) restrict entry to the meeting after the time fixed for its commencement and (iv) limit the time allotted to shareholder questions or comments. Unless otherwise determined by the board of directors or the chairperson of the meeting, meetings of the shareholders need not be held in accordance with the rules of parliamentary procedure.

1.11 Remote Communication for Shareholder Meetings. The board of directors may determine that a regular or special meeting of shareholders may be held solely by means of remote communication or that shareholders or proxy holders may participate in a regular or special meeting of shareholders held at a designated place by means of remote communication. If the board of directors so determines, the means of remote communication must satisfy the requirements of the Minnesota Business Corporation Act. The board of directors may adopt such guidelines and procedures applicable to participation in shareholders’ meetings by means of remote communication as it deems appropriate. Such participation by a shareholder by means of remote communication constitutes presence at the meeting in person or by proxy if all other requirements of the Minnesota Business Corporation Act are met.

Article 2. Directors

2.1 Number, Qualification and Term of Office. The number of directors of the corporation shall be determined from time to time by the board of directors. A director must be a natural person and need not be a shareholder. Each of the directors shall hold office until the regular meeting of shareholders next held after such director’s election and until such director’s successor shall have been elected and shall qualify, or until the earlier death, resignation, removal or disqualification of such director.

2.2 Board Meetings. Meetings of the board of directors may be held from time to time at such time and place within or without the state of Minnesota or by any means permitted by the Minnesota Business Corporation Act, as may be designated in the notice of such meeting.

2.3 Calling Meetings; Notice. Meetings of the board of directors may be called by any director by giving notice (i) in person or by telephone to the director at least 24 hours in advance of the meeting, (ii) by personally delivering written notice to the director’s last known business or home address at least 48 hours in advance of the meeting, (iii) by delivering an electronic transmission (including, without limitation, via telefacsimile or electronic mail) to the director’s last known number or address for receiving electronic transmissions of that type at least 48 hours in advance of the meeting, (iv) by depositing written notice with a reputable delivery service or overnight carrier addressed to the director’s last known business or home address for delivery to that address no later than the business day preceding the date of the meeting or (v) by depositing written notice in the U.S. mail, postage prepaid, addressed to the director’s last known business or home address no later than the third business day preceding the date of the meeting. If the date, time and place of a meeting of the board of directors has been announced at a previous meeting of the board, no notice is required. Notice of an adjourned meeting of the board of directors need not be given other than by announcement at the meeting at which adjournment is taken.

2.4 Waiver of Notice. Notice of any meeting of the board of directors may be waived by any director either before, at or after such meeting orally or in a writing signed by such director. Attendance by a director at a meeting of the board of directors is a waiver of notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

2.5 Quorum. A majority of the directors holding office immediately prior to a meeting of the board of directors shall constitute a quorum for the transaction of business at such meeting. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

2.6 Remote Communications. Any or all directors may participate in any meeting of the board of directors by any means of remote communication through which the directors may participate with each other during such meeting, and such participation constitutes presence in person at the meeting.

2.7 Vacancies; Newly Created Directorships. Vacancies on the board of directors by reason of death, resignation, removal or disqualification may be filled for the unexpired term by a majority of the remaining directors even though less than a quorum. Vacancies on the board of directors resulting from newly created directorships may be filled by the affirmative vote of a majority of directors serving at the time of such increase. Each such director appointed to fill a vacancy shall hold office for the term to which such director was appointed and until such director’s successor shall have been elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.

2.8 Removal. A director may be removed at any time, with or without cause, by the affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of directors. A director named by the board of directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the shareholders have not elected such director to the board in the interim between the time of the appointment to fill such vacancy and the time of the removal. New directors may be elected at a meeting at which directors are removed.

2.9 Committees. A resolution approved by the affirmative vote of a majority of the board of directors may establish committees having the authority of the board to the extent provided in the resolution. A committee shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees other than special litigation committees and committees formed pursuant to Section 673, Subd. 1(d), of the Minnesota Business Corporation Act are subject at all time to the direction and control of, and vacancies in the membership thereof shall be filled by, the board of directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution establishing the committee. Sections 2.2 to 2.6, 2.10 and 2.11 hereof shall apply to committees and members of committees to the same extent as those sections apply to the board of directors and the directors of the corporation.

2.10 Act of the Board. The board shall take action by the affirmative vote of the holders of the greater of (i) a majority of the directors present at a duly held meeting at the time the action is taken, or (ii) a majority of the minimum proportion or number of directors that would constitute a quorum for the transaction of business at the meeting, except to the extent that the articles of incorporation or the Minnesota Business Corporation Act may require a larger proportion or number.

2.11 Written Action. An action required or permitted to be taken at a meeting of the board of directors may be taken by written action in the manner provided for in the articles of incorporation.

2.12 Compensation. The board of directors shall from time to time determine the amount and type of compensation to be paid to directors for their service on the board of directors and its committees.

2.13 Chairperson and Vice Chairperson of the Board. The board of directors may elect from its members a chairperson of the board and a vice chairperson. If a chairperson has been elected and is present, the chairperson shall preside at all meetings of the board of directors and the shareholders. The chairperson shall have such other powers and perform such other duties as the board of directors may designate. If the board of directors elects a vice chairperson, the vice chairperson shall, in the absence or disability of the chairperson, perform the duties and exercise the powers of the chairperson and have such other powers and perform such other duties as the board of directors may designate.

Article 3. Officers

3.1 Offices Created; Qualifications; Election. The corporation shall have a chief executive officer, a chief financial officer and such other officers, if any, as the board of directors from time to time may elect. Any number of offices or functions of those offices may be held or exercised by the same person. The board of directors may elect officers at any time.

3.2 Term of Office. Each officer shall hold office until his or her successor has been elected, unless a different term is specified in the resolution electing the officer, or until his or her earlier death, resignation or removal.

3.3 Removal of Officers. Any officer may be removed from office at any time, with or without cause, by the board of directors.

3.4 Resignation. An officer may resign at any time by giving written notice to the corporation. A resignation will be effective upon its receipt by the corporation unless the resignation specifies that it is to be effective at some later time or upon the occurrence of some specified later event.

3.5 Vacancies. A vacancy in any office may, or in the case of a vacancy in the office of chief executive officer or chief financial officer shall, be filled by the board of directors.

3.6 Compensation. Officers shall receive such amounts and types of compensation for their services as shall be fixed by the board of directors.

3.7 Powers. Unless otherwise specified by the board of directors, each officer shall have those powers and shall perform those duties that are (i) set forth in these bylaws (if any are so set forth), (ii) set forth in the resolution of the board of directors electing that officer or any subsequent resolution of the board of directors with respect to that officer’s duties or (iii) commonly incident to the office held. An officer elected or appointed by the board of directors may, without the approval of the board, delegate some or all of the duties and powers of an office to other persons.

3.8 Chief Executive Officer. The chief executive officer shall have general active management of the business of the corporation. In the absence of the chairperson of the board, if any, the chief executive officer shall preside at all meetings of the shareholders and directors. The chief executive officer shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the articles or bylaws or by the board of directors to some other officer or agent of the corporation. The chief executive officer shall maintain records of and, whenever necessary, certify all proceedings of the board of directors and the shareholders, and in general, shall perform all duties usually incident to the office of the president. The chief executive officer shall have such other duties as may, from time to time, be prescribed by the board of directors.

3.9 Chief Financial Officer. The chief financial officer shall keep accurate financial records for the corporation. The chief financial officer shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as the board of directors shall, from time to time, designate. The chief financial officer shall have power to endorse for deposit, all notes, checks and drafts received by the corporation. The chief financial officer shall disburse the funds of the corporation, as ordered by the board of directors, making proper vouchers therefore. The chief financial officer shall render to the chief executive officer and the directors, whenever requested, an account of all transactions entered into as chief financial officer and of the financial condition of the corporation, and shall perform such other duties as may, from time to time, be prescribed by the board of directors or by the chief executive officer.

3.10 President. The president, if any, shall be subject to the direction and control of the chief executive officer and the board of directors and shall have such powers and duties as the board of directors, or the chief executive officer may assign to the president. If the chief executive officer is absent, disqualified from acting, unable to act or refuses to act, then the president shall have the powers of, and shall perform the duties of, the chief executive officer,

3.11 Chief Operating Officer. The chief operating officer, if any, shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the management and supervision of the day-to-day operations of the corporation and shall perform such other duties as the chief executive officer may assign.

3.12 Vice Presidents. The vice presidents, if any, shall be subject to the direction and control of the board of directors, the chief executive officer and the president and shall have such powers and duties as the board of directors, the chief executive officer or the president may assign to them. If the board of directors elects more than one vice president, then it shall determine their respective titles, seniority and duties. If the president is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the vice presidents (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the president.

3.13 Treasurer. The treasurer, if any, shall be subject to the direction and control of the board of directors, the chief executive officer and the chief financial officer, and shall have such powers and duties as the board of directors, the chief executive officer or the chief financial officer may assign to the treasurer.

3.14 Assistant Treasurers. The assistant treasurers, if any, shall have such powers and duties as the board of directors, the chief executive officer, the chief financial officer, the president or the treasurer may assign to them. If the board of directors elects more than one assistant treasurers, then it shall determine their respective titles, seniority and duties. If the treasurer is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant treasurers (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the treasurer.

3.15 Controller. The controller, if any, shall be the chief accounting officer of the corporation and shall be subject to the direction and control of the board of directors, the chief executive officer and the chief financial officer, and shall have such powers and duties as the board of directors, the chief executive officer or the chief financial officer may assign to the controller.

3.16 Secretary. The secretary, if any, shall be subject to the direction and control of the board of directors, the chief executive officer and the chief financial officer, and shall have such powers and duties as the board of directors, the chief executive officer or the chief financial officer may assign to the secretary.

3.17 Assistant Secretaries. The assistant secretaries, if any, shall be subject to the direction and control of the board of directors, the chief executive officer and the chief financial officer, and shall have such powers and duties as the board of directors, the chief executive officer or the chief financial officer may assign to the assistant secretary. If the board of directors elects more than one assistant secretary, then it shall determine their respective titles, seniority and duties. If the secretary is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant secretaries (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the secretary.

Article 4. Capital Stock

4.1 Stock Certificates. The shares of the corporation may be either certificated shares or uncertificated shares or a combination thereof. A resolution approved by a majority of the directors may provide that some or all of any or all classes and series of the shares of the corporation will be uncertificated shares. Each holder of duly issued certificated shares of the corporation shall be entitled to a certificate for such shares, to be in such form as shall be prescribed by law and adopted by the board of directors. Certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the president, the secretary or any assistant secretary, if there be one, or by such officers as the board of directors may designate. If a certificate is signed by a transfer agent or registrar, the signature of any such officer of the corporation may be a facsimile signature. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the corporation, the certificate may be issued by the corporation even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue. Every certificate surrendered to the corporation or its transfer agent for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 4.3.

4.2 Transfer of Shares. The transfer of shares on the stock transfer books of the corporation may be authorized only by the shareholder of record thereof, or by such shareholder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such shareholder’s duly authorized attorney-in-fact, and, in the case of certificated shares, upon surrender of the certificate or the certificates for such shares to the corporation or its transfer agent duly endorsed. The corporation may treat as the exclusive owner of shares of the corporation for all purposes, the person or persons in whose name shares are registered on the books of the corporation.

4.3 Lost or Destroyed Certificates. Any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the board of directors shall require and shall, if the board of directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the board of directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

Article 5. Loans, Guarantees, Suretyship

The corporation may lend money to, guarantee an obligation of, become a surety for or otherwise financially assist any person if the transaction, or a class of transactions to which the transaction belongs, has been approved by the affirmative vote of a majority of the directors present at a duly called meeting, and (i) is in the usual and regular course of business of the corporation; (ii) is with, or for the benefit of, a related organization, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations, any of which relationships constitute consideration sufficient to make the loan/guarantee, suretyship, or other financial assistance so approved enforceable against the corporation; (iii) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the board, to benefit the corporation; or (iv) whether or not any separate consideration has been paid or promised to the corporation, has been approved by (a) the holders of two-thirds of the voting power of the shares entitled to vote which are owned by persons other than the interested person or persons, or (b) the unanimous affirmative vote of the holders of all outstanding shares, whether or not entitled to vote. Such loan, guarantee, surety contract or other financial assistance may be with or without interest, and may be unsecured, or may be secured in the manner as a majority of the directors present approve, including, without limitation, a pledge of or other security interest in shares of the corporation.

Article 6. Indemnification

The corporation shall indemnify all officers and directors of the corporation, for such expenses and liabilities, in such manner, under such circumstances and to such extent as required or permitted by the Minnesota Business Corporation Act, as now enacted or hereafter amended. Unless otherwise approved by the board of directors, the corporation shall not indemnify any employee of the corporation who is not otherwise entitled to indemnification pursuant to this bylaw. The board of directors may authorize the purchase and maintenance of insurance or the execution of individual agreements for the purpose of such indemnification, and the corporation shall advance all reasonable costs and expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this bylaw, all in the manner, under the circumstances and to the extent required or permitted by the Minnesota Business Corporation Act, as now enacted or hereafter amended.

Article 7. General Provisions

7.1 Share Register. The corporation shall keep at its principal executive office, or at another place or places within the United States determined by the board of directors: (i) a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder and (ii) a record of the dates on which certificates or transaction statements representing uncertificated shares were issued.

7.2 Other Books and Records. The corporation shall keep at its principal executive office, or, if its principal executive office is not in Minnesota, shall make available at its Minnesota registered office within 10 days after receipt by an officer of the corporation of a written demand for them made by a shareholder, beneficial owner or a holder of a voting trust certificate, originals or copies of the books and records required to be kept and made available under Section 461 of the Minnesota Business Corporation Act, or any successor provision thereto.

7.3 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

7.4 Corporate Seal. The corporation shall have no seal.

7.5 Record Date for Distributions. The board of directors may fix a date preceding the date fixed for the payment of any distribution as the record date for the determination of the shareholders entitled to receive payment of the distribution and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such distribution notwithstanding any transfer of shares on the books of the corporation after the record date.

7.6 Amendment of Bylaws. These bylaws may be amended or repealed by the board of directors. Such authority of the board of directors is subject to the power of the shareholders, exercisable in the manner provided in the Minnesota Business Corporation Act to adopt, amend or repeal bylaws adopted, amended or repealed by the board of directors. After the adoption of the initial bylaws, the board of directors shall not adopt, amend or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board of directors or fixing the number of directors or their classifications, qualifications or terms of office, except that the board of directors may adopt or amend any bylaw to increase the number of directors.

7.7 Voting Stock of Other Organizations. Except as the board of directors may otherwise designate, each of the chief executive officer and the chief financial officer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the corporation (with power of substitution) at any meeting of the shareholders, members or other owners of any other corporation or organization the securities or ownership interests of which are owned by the corporation.

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